Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


Re:  Visteon Corporation Registration Statement on Form S-8

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Employees Equity Incentive Plan of Visteon Corporation and Subsidiaries (the "Company") of our report dated January 16, 2002, except for Note 17, as to which the date is March 11, 2002, relating to the financial statements, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Detroit, Michigan
May 6, 2002